UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2010 (July 15, 2010)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the third and fourth paragraphs of Item 7.01 below is incorporated herein by reference.

Item 7.01	Regulation FD.

On July 15, 2010, Cendant Corporation (now known as Avis Budget Group, Inc.) (“Cendant”) and the Internal Revenue Service (“IRS”) agreed to settle the IRS examination of Cendant’s taxable years 2003 through 2006, during which time Realogy Corporation (“Realogy”) and Wyndham Worldwide Corporation (“Wyndham”) were included in Cendant’s tax returns.

Pursuant to the Tax Sharing Agreement by and among Realogy, Cendant, Wyndham and Travelport, Inc. (“Travelport”) dated as of July 28, 2006, as amended (the “TSA”), as modified by the Allocation Agreement (as defined below) between Realogy and Wyndham executed on the same date as the IRS settlement, Realogy has agreed to pay an aggregate of approximately $48 million to reimburse (x) Cendant for a portion of the amount payable by Cendant to the IRS under the IRS settlement and (y) Wyndham for certain tax credits used to offset additional Cendant income under the IRS settlement. Realogy expects to make such payments to Cendant and Wyndham in the third quarter of 2010. These amounts exclude interest which is not expected to exceed $10 million. Furthermore, these amounts do not include Cendant state taxes that may be due as a result of changes to the federal tax returns for the 2003 to 2006 period under the IRS settlement; Realogy’s share of those amounts is not expected to be material.

Under the TSA, Realogy is generally responsible for 62.5% and Wyndham 37.5% of certain payments made to the IRS to settle claims with respect to tax periods ended on or prior to December 31, 2006 that relate to income taxes imposed on Cendant and certain of its subsidiaries. In implementing the TSA relative to the overall IRS settlement, on July 15, 2010, Realogy and Wyndham entered into a supplemental agreement to specifically address the allocation of certain liabilities under the IRS settlement (the “Allocation Agreement”). Under the Allocation Agreement, among other things, the parties specified that Wyndham has sole responsibility for taxes and interest associated with additional recognition of gain on the sale of vacation timeshares and that neither Wyndham nor Realogy has any obligation to reimburse the other party under Section 8.12 of the TSA for the elimination of any basis step up in assets. A copy of the Allocation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Realogy and Wyndham are also parties to the Separation and Distribution Agreement, dated July 27, 2006, by and among Cendant, Realogy, Travelport and Wyndham, under which Realogy and Wyndham separated from Cendant effective July 31, 2006.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit

10.1	Agreement dated July 15, 2010, between Realogy Corporation and Wyndham Worldwide Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/S/ ANTHONY E. HULL
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: July 20, 2010

EXHIBIT INDEX

Number	Exhibit

10.1	Agreement dated July 15, 2010, between Realogy Corporation and Wyndham Worldwide Corporation.

4